UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2014

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

590 E. Middlefield Road
Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 22, 2014, Omnicell, Inc. (“Omnicell”) completed its acquisition of Surgichem Limited (“Surgichem”), a wholly-owned subsidiary of Bupa Care Homes (CFG) plc (“Bupa”) pursuant to an Agreement by and among Omnicell, Bupa and MTS Medication Technologies, Inc. (“MTS”) (the “Share Purchase Agreement”), under which MTS, a wholly-owned subsidiary of Omnicell, purchased the entire issued share capital of Surgichem, with Omnicell acting as guarantor of MTS’ obligations thereunder (the “Acquisition”).

In connection with the completion of the Acquisition, Omnicell also announced its updated financial guidance for 2014 to include the expected results of Surgichem following the Acquisition.

As a result of the Acquisition, Omnicell paid to Bupa an amount equal to approximately £12 million in cash, subject to certain adjustments as provided for in the Share Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

99.1                        Press release entitled “Omnicell, Inc. Closes Acquisition of UK-Based Surgichem Limited and Updates 2014 Guidance” dated August 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: August 25, 2014	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press release entitled “Omnicell, Inc. Closes Acquisition of UK-Based Surgichem Limited and Updates 2014 Guidance” dated August 25, 2014.